Exhibit 99.1

Adamas One Announces Pricing of Initial Public Offering

Scottsdale, AZ December 9, 2022 – Adamas One Corp. (NasdaqCM: JEWL) (“Adamas One” or the “Company”), The Original Lab-Grown Diamond Company ™, a high-tech company that leverages proprietary technology to produce high-quality, single-crystal, Lab-Grown Diamonds for jewelry and diamond materials for industrial uses, today announced the pricing of its underwritten initial public offering of 2,450,000 shares of common stock at an initial public offering price of $4.50 per share for gross proceeds of $11,025,000, before underwriting discounts and commissions and estimated offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to 367,000 additional shares of common stock at the offering price, less the underwriting discount.

The shares are expected to begin trading on The Nasdaq Capital Market on December 9, 2022, under the ticker symbol "JEWL." The offering is expected to close on December 13, 2022, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds of this offering primarily for general corporate purposes, including working capital, R&D, operating expenses which may include debt repayment and capital expenditures.

Advisor Details

Alexander Capital, LP is acting as sole book-running manager for the offering. Greenberg Traurig LLP and Lucosky Brookman LLP served as co-counsel to Adamas. Carmel, Milazzo & Feil LLP served as counsel to the underwriters.

The securities described above are being offered by Adamas pursuant to a registration statement on Form S-1 (File No. 333-265344) that was filed with and declared effective by the U.S. Securities and Exchange Commission on November 14, 2022. The offering is being made only by means of a prospectus forming a part of the effective registration statement. A copy of the final prospectus related to the offering, when available, may be obtained from Alexander Capital, LP, 17 State Street 5th Floor, New York, NY 10004, Attention: Equity Capital Markets, or by calling (212) 687-5650 or emailing info@alexandercapitallp.com or by logging on to the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

About Adamas One Corp

Adamas is a lab-grown diamond manufacturer that produces near flawless single-crystal diamonds for gemstone and industrial applications, in its facilities in Greenville, South Carolina. The Company holds 36 patents and uses its proprietary chemical vapor deposition (CVD) to grow gem-sized and smaller diamond crystals. Adamas One™ lab-grown diamonds have the same physical, chemical and optical properties as mined diamonds. The Company’s controlled manufacturing processes enables it to produce very high-quality, high-purity, single-crystal colorless, near colorless and fancy colored Type IIA diamonds to suit a variety of industrial and gemstone applications. The Company intends to market and sell its diamonds into the wholesale jewelry and industrial markets. For more information, visit www.adamasone.com.

Not Mined. Not Fake. Just sped up perfection. ™

Forward-Looking Statements

This press release may include “forward-looking statements.” To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are contained, and Adamas One Corp does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For more information contact:

Investor Relations

CORE IR

Scott Arnold, Managing Partner

516 222 2560

ir@adamasone.com

Media Relations

Jules Abraham

917 885 7378

Source: Adamas One Corp

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